P O Box 3395

West Palm Beach,

FL  33402-3395

IMMEDIATE RELEASE

George M. Bachman

CFO and Treasurer

561.838.1731

March 28, 2003

FLORIDA PUBLIC UTILITIES COMPANY SELLS WATER ASSETS

TO THE CITY OF FERNANDINA BEACH

West Palm Beach – FL:  Florida Public Utilities Company (AMEX:FPU) is announcing that on March 27, 2003 the Company completed the sale of their water assets to the City of Fernandina Beach. The current value of the sale is approximately $25,100,000.

“The sale fits with our strategic goal of providing for customers’ energy needs,” stated John T. English, President and CEO of Florida Public Utilities Company. “We expect that this sale will assist us in concentrating on the expansion of our core energy related business and provide additional working capital for acquisitions,” continued Mr. English.

Florida Public Utilities distributes natural gas, electricity, and propane to several areas located throughout the state of Florida. The sale of the water assets eliminated the only ‘non-energy’ utility service that the Company owned and will assist in focusing on the growth of energy related services. The Company’s plan for growth involves expansion into new construction and acquisitions of smaller propane companies.